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                                                          EXHIBIT 10.7

                 SWITCH AND DATA FACILITIES CO. CO-LOCATION LICENSE

                                        FOR

                      SniP Link, LLC and You Tools Corporation

       This Co-location License (the "License") made this as of the 1st day of January, 1999, by and between Switch and Data Facilities Site Two, LP, a Delaware limited partnership, having an address at 483 Winthrop Road, Teaneck, NJ ("S&DFS2") and SNiP Link, LLC and You Tools Corporation DBA Fastnet, as Joint Licensees, having an address c/o SniP Link at 900 Route 168, Suite E4, Blackwood, NJ 08012 ("Licensees").

                                W I T N E S S E T H:

       WHEREAS, S&DFS2 and Broad and Noble Associates, Inc. have entered into a lease covering Suite 990 comprising of a portion of the 9th floor of an office building located at 401 North Broad Street, Philadelphia, PA ("Prime Lease").

       WHEREAS, Licensees wishes to operate its computer and/or communications systems located at the S&DFS2 premises in 401 North Broad Street, and S&DFS2 is willing to grant to Licensees a nonexclusive license to use a portion of the S&DFS2 premises for such purposes under the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained and for other good and valuable consideration, S&DFS2 and Licensees hereby agree as follows:

1. Use of Space. Licensees shall use a part of S&DFS2 premises comprising 997 sq. ft (the "Space") to accommodate:

     Equipment located in the space designated in Exhibit I. S&DFS2 will supply power of the type and in the amount designated in Exhibit II. Space shall be equipped as designated in Exhibit II.


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     The Space shall be used solely for the installation and operation of equipment as listed in Exhibit A "Equipment List" and such additional equipment as will be consistent with Licensee's initial installation, in connection with Licensee's business and for any directly related reasonable business purposes, to the extent allowed in the Overlease, a copy of which has been delivered to Licensee. Licensees covenants and agrees that Licensees shall not use the Space for any other purposes whatsoever unless otherwise specifically authorized in writing by S&DFS2. Licensees' use of the Space is to be conducted in accordance with all security procedures adopted by S&DFS2. It is expressly agreed that the License granted hereunder is a nonexclusive license to use the Space along with other licensees similarly licensed by S&DFS2. S&DFS2 may, at its option, elect by notice to Licensees to substitute for the Space other space at the site designated by S&DFS2, provided that the substitute space contain approximately equal area and have substantially similar configuration. Expenses for such move will be borne by S&DFS2. This License is and at all times shall be subject and subordinate to the Prime Lease.

2. Prohibited Uses. Licensees shall not at any time use or allow any person to use the Space or do or permit anything to be done or kept in or about the Space that: (a) violates any certificate of occupancy in force for the Building; (b) causes or is likely to cause damage to the Building or the Space, any equipment, facilities or other systems therein; (c) constitutes a violation of any Legal Requirement of which Licensees has been put on written notice, unless it is a violation of any state, federal, or local law or regulation; (d) violates a requirement or condition of the standard fire insurance policy issued for office or data processing buildings in the City of Philadelphia or, in the reasonable judgement of S&DFS2 constitutes an extra-hazardous condition; (e) constitutes a nuisance, annoyance or inconvenience to other lessees, licensees or occupants of the Building or any portion of the Space or interferes with or disrupts the use or occupancy of any area of the Building or any portion of the Space by other lessees, licensees or occupants of the Building or the Space; (f) interferes with the computer or telecommunications operations of the Building or the Space; (g) constitutes an unlawful, immoral or objectionable occurrence or condition; or (h) violates any provision of the Prime Lease.

     Licensees shall be allowed to use the Space for all reasonable business purposes, including without limitation the location of computer equipment, telecommunications equipment, storage space, office space and other uses related to the providing of internet, telecommunications, computer and related services. Licensees shall be allowed to located, within the licensed Space, any and all telecommunication, computer and/or Internet related equipment it wishes, provider however it is consistent with the power supplied to the space outlined in Exhibit II.

3. Services Provided. S&DFS2 shall provide certain support (collectively, the "Services") for the Licensee's equipment installed in the Space: (1) installation support ("Installation Services") including necessary power connections, floor tile cutouts or ceiling conduit, equipment and terminal connections as detailed in the Installation Support Work Description attached hereto as Exhibit B and incorporated by reference herein; (2) conditioned environment with controlled access for operation on shared basis which environment shall be maintained in a manner


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     consistent with the requirements of telephony and data storage and transmission equipment as outlined in Exhibit II, including, generator backed electricity which standby power source shall be sufficient to meet 100% of licensees power needs and shall be maintained in a first class manner and designed to turn on automatically in the event of interruption of building power, (3) operational support ("Operational Services") for the operation and maintenance of Licensee's equipment as detailed in the Operational Support Work Description attached hereto as Exhibit C and incorporated by reference herein, (4) engineering support ("Engineering Services") for the ordering, installation coordination and acceptance testing of telecommunications facilities and services as detailed in the Engineering Support Work Description attached hereto as Exhibit D and incorporated by reference herein, and (5) the operation of the entire premises in a manner consistent with the requirements of the Prime Lease so as not to disturb or adversely effect the use and quiet enjoyment of the Space by Licensees hereunder. Any additional services other than the Services thus defined and the fees to be paid for such additional services are subject to written amendment of this License upon mutual agreement between S&DFS2 and Licensee. Licensees acknowledges that S&DFS2 may temporarily interrupt the Services for the reasons of mandate by law, utility stoppage beyond its control, or inspection and repair required to operate and maintain the plumbing, mechanical and electrical systems of the Building. S&DFS2 shall endeavor to provide the maximum possible prior written notice to Licensees of such scheduled inspections and repairs. However, any such interruptions of Power will be for the shortest reasonable time required and so as to cause the minimum of service disruption to the Licensee.

4. Floor Load. Licensees shall not place a load upon any floor of the Space, which exceeds either the load per square foot, which such floor was designed to carry (200 lbs. per square foot), or that which is allowed by law. S&DFS2 reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Licensees shall be responsible for the costs of engineering evaluation and installation of floor supports, if necessary for batteries and other equipment exceeding floor load specifications.

5. Equipment Installation and Removal. Licensees shall provide the equipment installation work. Prior to and/or by the expiration of this License, Licensee, at its expense, shall remove from the Space, all of Licensee's property, and Licensees shall repair any damage to the Space or the Building resulting from the installation or removal of Licensee's property, reasonable wear and tear excepted.

6. Term. The term of this License (the "Term") shall be three (3) years, commencing January 1, 1999 (the "Commencement Date"). Licensees shall have an option to renew the License for the Space for an additional two (2) year upon notice no less than 90 days prior to the end of the initial term. Except as set forth herein, Licensee shall have no right to terminate this Agreement prior to the end of the term.

7.   License Fees.  Licensees shall pay to S&DFS2 the following fees (License
     Fees) for the License granted and the Services provided hereunder by S&DFS2: (i) commencing on the


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     Commencement Date, $[*] per month for the Space and Operational
     Services as provided above during the first three years of the five year term, and if the option is exercised, during the option period $[*] per month during the remaining two years and (ii) a one time payment of $[*] for Installation Services as provided above which has been paid. All recurring Licensees fees are payable monthly in advance on the first day of each month during the Term. One-time fees are due and payable 30 days after receipt of invoice. In addition to any fees specified herein, Licensees shall also be responsible for the payment of sales and/or use taxes, if any, imposed by any governmental authority or agency in connection with the license granted here or services performed hereunder. Any additional services, including additional equipment operation to be performed by S&DFS2 for Licensees which are not covered by this License and the consideration to be paid by Licensees for such additional services shall be subject to the mutual agreement of S&DFS2 and Licensees and shall be set forth in writing. In the event that Licensees fails to pay the License Fees set forth in this Section within ten days (10) after such payment is due, then Licensees shall pay S&DFS2 a late charge equal to 5% of such past due payment as an agreed liquidated amount as compensation for S&DFS2's additional administrative expense relating to such late payment.

8. Security Deposit. Simultaneously with the execution of the License Agreement, Licensees will deposit with S&DFS2 the sum of $9,000.00 dollars in cash as a Security Deposit. Such Security Deposit (which shall not bear interest to Licensees unless required to do so by any provision of law) shall be considered as security for the payment and performance by Licensees of all of Licensee's obligations, covenants, conditions and agreements under this License Agreement. Upon expiration of the term hereof (or any renewals and extensions thereof) S&DFS2 shall, (provided the Licensees is not in default under the terms hereof) return and pay back such security deposit to Licensee, less any amounts appropriated by S&DFS2 to make good on Licensee's obligations hereunder. The Security Deposit may be waived upon the presentation and acceptance by S&DFS2 of Licensee's financial statements.

9.   Insurance. During the Term of this License, S&DFS2 shall maintain
     All Risk casualty insurance, covering the S&DFS2 premises in the Building and insuring such premises in the amount of its full replacement value. During the Term, Licensees shall maintain, at their expense, All Risk casualty insurance covering Licensee' property in the amount of their replacement value. During the Term of this License, S&DFS2 shall maintain public liability insurance covering the S&DFS2 premises in the Building and insuring against all hazards and risks customarily insured against by persons operating data communications buildings. Licensees, at their expense, shall maintain, at all times during the Term of the License, comprehensive general liability insurance, written on an occurrence basis with blanket contractual liability coverage, with respect to use of the Space and operation of business therein, with combined single-limit coverage of not less than Five Hundred Thousand Dollars ($500,000). S&DFS2 may increase the policy amount to be maintained by Licensees under this

[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.


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     Section 8 as S&DFS2 deems necessary in order to maintain adequate liability coverage. Licensees shall provide copies of such insurance certificates to Licensor.

10. Indemnity. Licensees shall indemnify and hold harmless S&DFS2 against all claims, suits, expenses losses, liabilities or damages resulting from any breach by Licensees of any material provision of this License or from any negligence, gross negligence or willful misconduct of Licensee. S&DFS2 shall, subject of Section 10 below, indemnify and hold harmless Licensees against all claims, suits, expenses, losses, liabilities or damages directly resulting from a material breach by S&DFS2 of any material provision of this License due to gross negligence or willful misconduct of S&DFS2.

11. Limitation of Liability. Notwithstanding Section 9 above, in no event shall S&DFS2 be liable for (i) lost profits, lost information or any damages to Licensees or any of Licensee's customers' business or property caused by any error in judgement of, or any action taken or omitted by, S&DFS2, or any interruption of the Services, unless such error, action, omission or interruption constitutes or results from gross negligence or willful misconduct of S&DFS2 and/or willful breach by S&DFS2 of the material provisions of this Agreement; or special, consequential or punitive damages as a result of its performance or nonperformance of this License. S&DFS2 shall not be liable for any claims, suits, expenses, losses, liabilities or damages caused by Licensee's failure to perform its responsibilities under this License or by failure of S&DFS2 to fulfill its obligations under this License due to causes beyond its control, including, but not limited to; defects in computer and/or communications systems provided by Licensee, acts of God, interruption of power or other utilities, interruption of transportation or communication services, acts of civil or military authority, national emergencies, or strike. Licensees shall not be liable for its failure to perform its non-monetary obligations hereunder due to causes beyond its control, including but not limited to, defective telecommunication systems or equipment provided by Licensee, acts of God, interruption of power or other utilities, interruption of transportation or communication services, acts of civil or military authority, national emergencies or strike. In the event S&DFS2 is found to be liable for claims, suits, expenses, losses, liabilities or damages pursuant to this Section 10, S&DFS2's liability per wrongful action or inaction of S&DFS2 shall be the least of (a) the provable amount of actual damages directly incurred from such action or inaction, or (b) in the case of services interruption, the amount of the monthly fees paid by Licensees to S&DFS2 prorated by the number of days in which the Services are interrupted, or (c) the amount of the monthly fees paid by Licensees to S&DFS2. In no event shall S&DFS2's liability be greater than the monthly fees it receives.

12. Confidentiality. Each party, for itself, its agents, employees and representatives agrees that it will not divulge any confidential or proprietary information which it receives from the other party, except as may be required in the performance of the Services or the implementation of the project with respect to which the Services are rendered; provided, however, that no liability shall arise hereunder as a result of the dissemination of any information which (i) was in the possession or control of one party prior to the date of disclosure to that party by the other party


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     hereunder, or (ii) was in the public domain or enters the public domain through no improper act by the party to which such information was disclosed or any of that party's agents or employees, or (iii) was rightfully given to a party by a source independent of the other party, and provided further, that each party shall be permitted to disclose any information to the extent required by applicable law or governmental authorities. However, Licensor shall be allowed to publicize that Licensees is a customer of S&DFS2 or Switch & Data Facilities Company, LLC. Any report or other document prepared by S&DFS2 in the performance of the Services for use by Licensees shall be deemed to be confidential information hereunder.

13. Binding Agreement; Assignment. This License shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Licensees shall not be permitted to assign this License or any interest herein without the prior written consent of S&DFS2, which consent shall not be unreasonably withheld. For purposes of the above sentence a transfer in connection with the sale of essentially all of either Licensee's business shall not be deemed assignment and shall be allowed as of right. Licensees shall not pledge, mortgage or encumber this License or any interest herein and shall not (without the prior written consent of S&DFS2) assign this License or any interest herein or permit any other person or entity to occupy the S&DFS2 Space. Each Licensee shall have the right, after the first 6 months, to assign this agreement to the other Licensee and be relieved of further liability. However, if the event the Security Deposit has not been posted, a Security Deposit will be required at such time. Licensees shall reimburse S&DFS2 on demand for any reasonable costs that may be incurred by S&DFS2 in connection with any proposed assignment. Notwithstanding any assignment to a third party, Licensees will remain fully liable for the payment of fees and for the performance of all the other obligations of Licensees contained in this License. The consent by S&DFS2 to any assignment shall not relieve Licensees of the obligation to obtain the consent of S&DFS2 to any future assignment.

14. Cooperation of Licensee. Licensees shall fully cooperate with S&DFS2 in connection with S&DFS2's performance of the Services. Licensees shall, with reasonable promptness, provide all information reasonably required by S&DFS2 for its performance of the services, and shall make designated representatives available for regular consultation at such times and places as S&DFS2 shall reasonably request.

15. No Agency Relationship Implied. It is acknowledged and agreed by Licensees that S&DFS2 performs the Services hereunder solely as an independent contractor and that no joint venture, partnership, employment, agency or other relationship is intended, accomplished or embodied in this License. S&DFS2 shall have the sole and exclusive right to supervise, manage, control and direct its performance of this License.

16. Default. In the event Licensees fails to pay monthly or other fees within fifteen (15) days of S&DFS2's written notice to Licensees of its failure to pay when due and demand for the immediate payment thereof, S&DFS2 may at its sole discretion take any or all of the following actions: i) prohibit Licensee's access to the Space; ii) turn off electricity; iii) terminate Operational Services to Licensees as defined in Exhibit C; iv) restrict vendor access to work


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     on Licensee's equipment and/or circuits and v) terminate this License.
     In the event Licensees fails to perform or comply with any other provision of this License within twenty (20) days of S&DFS2's written notice to Licensees of its failure to so perform or comply, or thirty (30) days in the event the a cure is underway S&DFS2 may terminate this License. Additionally, in the event of Licensee's default under this License and failure to cure such default within the time periods specified, Prime Landlord may also terminate this License. Licensees shall in any event remain fully liable for damages as provided by law and or all costs and expenses incurred by S&DFS2 on account of such default, including reasonable attorneys' fees. Licensee's obligation to pay all fees and charges which have been accrued shall survive any termination of this License.

17. Termination of License. If (a) S&DFS2 exercises its right to terminate the License pursuant to Section 16 above, or (b) Prime Landlord terminates this License pursuant to Section 16 above, or (c) the Term of the License shall expire and terminate, then in each such case, Licensees shall immediately quit and peacefully surrender the portion of the Space it occupies to S&DFS2, and S&DFS2 may recover the Space, by summary proceedings or any action or proceeding, and remove all occupants and property from the Space. If the space is not surrendered upon the expiration or earlier termination of the License, Licensees hereby indemnifies S&DFS2 against loss, cost, expense, damage, claim or liability, including reasonable attorneys fees, resulting from delay by Licensees in so surrendering the space. Licensee's obligations under this Section 17 shall survive the expiration or early termination of the License.

     Notwithstanding anything contained herein if Prime Landlord terminates the Prime Lease as a result of any breach or other conduct of Licensor then Licensor will be responsible to Licensees for any loss, cost or expense of Licensees related to the surrender of the leased spaces and/or relocation. Licensor represents that Licensor, to the best of its knowledge Prime Landlord does not intend to terminate this lease, nor is there any condition or event known to Licensees which would cause Prime Landlord to terminate the Prime Lease.

18. Notices. All notices, reports, requests or other communications given pursuant to this License shall be made in writing, shall be delivered by hand delivery, overnight courier service or fax, shall be deemed to have been duly given when delivered, and shall be addressed as follows:

     To Licensees:

     SniP Link, LLC and You Tools Corporation
     C/o SniP Link
     900 Route 168, Suite E4
     Blackwood, NJ 08012
     Fax: 1-609-232-9503

     To S&DFS2:


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     Switch and Data Facilities Site Two, LP.
     C/O SD Philadelphia, LLC, GP
     483 Winthrop Road
     Teaneck, NJ 07666
     Attention:  James F. Lavin
     Fax: 201-833-0439

Or to such other location as S&DFS2 shall designate via certified return receipt notification to Licensee.

19. Governing Law. The rights and obligations of the parties under this License shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to conflicts of laws provisions.

20. Entire Agreement. The License constitutes the entire agreement between S&DFS2 and Licensees with respect to the use of the Space and the Services, and may be modified only by a written instrument signed by a duly authorized officer on behalf of each party. No representation or statement not contained in this License shall be binding upon S&DFS2 as a warranty or otherwise.

     IN WITNESS WHEREOF, the parties hereto have duly executed this License as of the day and year first above written.

SniP Link, LLC

By:  /s/  Anthony Abate

Name:  Anthony Abate

Title:  President

You Tools Corporation

By:  /s/ David K. Van Allen

Name:  David K. Van Allen

Title:  CEO

Switch and Data Facilities Site Two, LP.

By:  /s/  James. F. Lavin


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Name:  James F. Lavin

Title:  Managing Member  SO  Philadelphia, LLC, G.P.

                                    Attachments:

       Exhibit A Licensee's Equipment List
       Exhibit B Installation Support Work
       Exhibit C Operational Support Work
       Exhibit D Engineering Support Work

       Exhibit I -- Space Diagram
       Exhibit II-- Environmental Specifications
       Exhibit III-- Security

              License Rider


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                                        SNIP

     S&DFS2   Doc. #1

     401 North Broad Co-location                  December 28, 1998
     By:
     Name:
     Title:

                                     EXHIBIT A

                                   EQUIPMENT LIST

                           (To Be Provided by Licensees)


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                                     EXHIBIT B

                             INSTALLATION SUPPORT WORK

S&DFS2 shall provide the following Installation Services:

1. The provision of a drywall demised space enclosing approximately 997 square feet.

2.    The installation of a lockable door on said space.

3. The installation of a main AC panel with generator backed power feed of 250 Amp capacity, 208 V, 3 Phase.

4.   Provision of a 40 circuit 100/220V Subpanel with 200A main breaker.

5. Eight (8) 110V 20A circuits from Subpanel terminating 1 each into 4 gang outlet boxes evenly distributed on the raised flooring.


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                                     EXHIBIT C

                        OPERATIONAL SUPPORT WORK DESCRIPTION

S&DFS2 shall provide the following support:

1. Access for visiting public telecommunications carriers staff for the installation and testing of circuits.

2. Access for visiting maintenance staff from any authorized maintenance organization.

3. Accompanying and supervising visiting Licensee's staff when necessary.

Above support is available 24 hours per day, 365 days per year.


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                        EXHIBIT D--Engineering Support Work

     Shall be handled by Licensees.


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                              Exhibit I--Space Diagram


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          Exhibit II--Environmental Specifications Environmental Controls

COOLING: All cooling provided by computer-room grade equipment. All units have multiple compressors and multiple circuits for internal redundancy. Cooling not less than 150 BTU/h with an N+l redundancy.

TEMPERATURE: Temperature is maintained at 72 degrees F dry bulb at ASHRAE 1%.

HUMIDITY: 30% to 60% humidity non-condensing. Humidity control delivered through Leibert units via infra-red humidifier.

STATIC CONTROL/GROUNDING:  Master station ground bus and grounding to the floor.


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                             EXHIBIT III--Security

FIRST LEVEL: 24 hours per day, seven days per week key card entrance security for entire premises. The key card system chosen by S&DFCo for this purpose is a computer/database controlled state-of-the-art system that requires BOTH a currently valid computer readable pass card AND the correct PIN number to gain access through the main entrance doors to the facility. Hence possessing the card does not automatically grant the finder access to the facility. Each tenant shall designate the names and PIN numbers for those to be admitted to the space and/or to their demised space along with a completed S&DFCo Security Form containing pertinent personal information. S&DFCo who will then issue one card per applicant to the Tenant. It is the responsibility of each tenant to notify S&DFCo of revocation of privileges or loss of cards for any cards issued. Replacement of lost cards will be issued at $10 per card. S&DFCo reserves the right to require periodic change of PIN numbers to keep cards current. Procedures will be issued to tenants in writing concerning these and any other relevant security matters.

SECOND LEVEL: Each tenant shall have either lockable cages, and/or cabinets. The tenant shall be solely responsible for access control to its cabinets and/or cages. Those tenants that have separately demised rooms will also have key card readers at their entrance doors that allow access to their space only to those authorized by that tenant. S&DFCo will have no security responsibility within such demised spaces.

THIRD LEVEL: S&DFCo will provide and maintain 24 hour per day, seven days per week video recording with multiple, strategically placed cameras to capture all activity in the entire premises. The cameras will be positioned to obtain "face shots" of all those entering and leaving all key areas of the entire premises. These tapes will be saved for three months then recycled. Certain tenants may be granted access via the Internet to camera(s) in or near their suites. Such hook-ups and related equipment shall be at the sole expense of the tenant requesting/requiring such off-site access.

FOURTH LEVEL: The computer system selected will record all entrance activity at all key card readers for traffic and security reporting. Certain areas will require a keycard and pass code to exit. Those shall be recorded for analysis as well and be available upon request from S&DFCo.

FIFTH LEVEL: It is S&DFCo intention to provide one on-site security/maintenance person, 24 hours per day, seven days per week before year end 1999. However, the staffing levels will be dictated by the number, types, service requirements and timing of tenants added to the space. The actual timing of local staffing will remain at the sole discretion of S&DFCo.

SIXTH LEVEL: 401 North Broad is a major telecom facility. The landlord provides a modest level of overall security for the entire building. While S&DFCo is NOT relying on the landlord for significant security, the nature of the building, the guard position in the lobby, and the familiarity of the staff with those authorized to be in the building, does provides some deterrence to unauthorized personnel.

                                   License Rider:

1) Cross Connection: There are no fees for cross connection to other carriers or Licensees in the S&DFS2 space. All cable cross connects installed by Licensees must meet standards set by S&DFS2.

 2)  Power

     a) Independent of S&DFS2 UPS: Licensees will be charged, on a monthly basis, 120% of S&DFS2's metered cost for power drawn upstream of the UPS equipment. S&DFS2 will provide Licensees with either a 208V or a 480V feed for Licensee's rectification equipment.

     b) Through S&DFS2 UPS: Licensees will be charged, on a monthly basis, 150% of S&DFS2's metered cost for power drawn downstream of the UPS equipment.

3) Licensees will receive the first 7% of their monthly license rate as credit towards power charges. Licensor shall provide a separate submeter for Licensee's space

4)   Fire Suppression

5) Preaction Water: A preaction water fire suppression system is included in the monthly license fee stated in paragraph 7.

6) Right of First Refusal. Licensees shall have a right of first refusal on the adjacent 800 Square Foot space outlined in Exhibit I during the first 18 months of its License. Upon a bona fide offer to utilize such space, Licensor shall so inform Licensees of said offer and Licensees shall have the right within 10 days to accept or reject said offer. Such offers may be for all or a portion of the space outlined in Exhibit I. A refusal for a portion of the space shall not extinguish Licensee's rights hereunder.

                              JOINT TENANCY AGREEMENT

     This Agreement entered into this __day of January, 1999 by and between SNIP Link, L.L.C., a New Jersey limited liability company ("SNIP") and You Tools Corporation, a Pennsylvania corporation dba "FastNet" ("FASTNET") (SNIP and FastNet are sometimes collectively referred to as the "PARTIES" or each as a "PARTY").

     The Parties desire to jointly enter into a License Agreement (defined below as the "LICENSE AGREEMENT") with Switch and Data Facilities Site Two, LP, a Delaware limited partnership ("LICENSOR"), pursuant to which the Parties shall jointly obtain a license to occupy certain space identified in the License Agreement at premises located at Suite 990, 401 North Broad Street, Philadelphia PA (the "PREMISES"). The Parties intend that except as otherwise agreed to in writing between them, each Party shall be entitled to occupy and utilize one-half (2) of the Premises and each Party shall be responsible to pay one-half
(2) of all costs and expenses of every nature whatsoever associated with the Parties' occupancy of the Premises, all as more fully set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, the Parties hereby agree as follows:

1. APPROVAL OF LICENSE AGREEMENT. The Parties hereby approve of the License Agreement with Licensor in the form attached hereto ("LICENSE AGREEMENT") and each Party shall execute such License Agreement as a joint tenant thereunder.

2. ACCESS TO PREMISES AND SHARING OF COSTS OF OCCUPANCY.

     1. Except as otherwise set forth in writing between the Parties, each Party shall be entitled to use up to one-half (2) of the space located at the Premises for the purposes authorized in the License Agreement and each Party shall be entitled to retain all revenue, if any, of every nature whatsoever generated by such Party in connection with such Party's occupancy of the Premises. Except as otherwise agreed to by the Parties, each Party shall solely own all equipment placed or installed by such Party on the Premises. The Parties agree to cooperate in good faith regarding the allocation between them of the use of the physical space located at the Premises.

     2. Except as otherwise set forth in writing between the Parties, each Party shall be responsible for one-half (2) of all costs, obligations and expenses of every nature whatsoever incurred in connection with the Parties' occupancy of the Premises, including without limitation, the following costs, obligations and expenses (collectively the "OBLIGATIONS"):

          1. All obligations to the Licensor under the License Agreement of every nature whatsoever, including without limitation, all obligations for required security deposits, monthly license fees and all other obligations to the Licensor of every nature whatsoever; provided however in the event the Licensor imposes a cost or fee upon the Parties which is attributable to any service provided at the request of a Party solely for that Party and not the other, the Party requesting such service shall be solely responsible for the payment of any such cost or fee so imposed by the Licensor.

          2. All premium obligations for the procurement and maintenance of the comprehensive general liability insurance policies required to be maintained by the Parties pursuant to the License Agreement and any all other obligations imposed upon or required to be paid by the Parties under or related to the License Agreement or otherwise directly related to the Parties' occupancy of the Premises.

          3. The Parties shall cooperate in good faith with each other regarding administrating the payment of all of the Obligations referred to in Subsection b. above by each Party either paying directly to the Licensor (or other applicable payee) one-half (2) of all such Obligations or by one Party paying to the other such Party's share of such Obligations. In all events each Party shall pay such Party's share of the Obligations in a timely manner and in all events within the time-frame required therefor set forth in the License Agreement or other applicable agreement.

                 1. In the event a Party (the "Defaulting Party") does not
                    pay when due any Obligations due from such Party, which default continues uncured for a period of five (5) business days following written notice thereof to the Defaulting Party, the non-breaching Party ("Non-Breaching Party") shall have the right (but not the obligation), in addition all other rights and remedies under this Agreement or otherwise, to elect to terminate the occupancy of the Premises by the Defaulting Party and to assume occupancy of and responsibility for 100% of the Premises from and after such date.

     4. The Parties shall cooperate regarding obtaining and maintaining the comprehensive general liability insurance coverage required to be maintained by the Parties under the License Agreement. In all events such comprehensive general liability insurance policies shall name each Party as either a named insured or as an additional insured under such insurance policy. Each Party shall be solely responsible, at its own cost and expense, to obtain and maintain such casualty insurance as such Party may deem necessary or appropriate in connection with its equipment located at the Premises.

3. RENEWAL OF LICENSE AGREEMENT. Upon the termination of the initial three (3) year term of License Agreement if both Parties do not want to renew and extend the License Agreement, the Party, if any, desiring to so extend may do so alone without the other party. Each Party shall give the other written notice of its intention to renew the License term at least 120 days prior to the expiration of the initial License term (or the expiration of any renewal term thereof). In the event both Parties desire to renew or obtain a new License for the Premises individually (without the other Party), neither Party shall have priority with respect to such License rights and each Party shall "bid" with the other (not with the Licensor) for such renewal rights.

4. INDEMNIFICATION. Each Party (herein the "INDEMNIFYING PARTY") shall indemnify, defend and hold the other Party ("OTHER PARTY") harmless (including reasonable attorneys' fees) from any loss or liability of any nature whatsoever incurred by the Other Party arising out of or related to
     (i) the Indemnifying Party's breach of this Agreement or (ii) any acts of the Indemnifying Party under the License Agreement.

5.   MISCELLANEOUS PROVISIONS.

     1. NOTICES. All notices and other communications hereunder shall be in writing and shall be made by delivery by means by which the sender obtains a receipt of delivery (including without limitation, certified mail return receipt requested, overnight courier services or confirmation of facsimile transmission), addressed to the party to whom a request or demand is to be made at the addresses of the parties set forth below. Notices given as provided herein shall be deemed to have been given or served on the earlier of (i) the date of personal delivery or the date indicated on the receipt of delivery, (ii) the business day next following any such notice sent by overnight courier, or (iii) the third business day following the date on which any such notice shall have been sent by certified mail.

     The addresses of the parties are as follows:

          (i)  To SNIP, as follows:

                    100-A Twinbridge Drive
                    Pennsauken, NJ  08110

          (ii) to FastNet, as follows:

     2. GOVERNING LAW. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of New Jersey without giving effect to the conflict of law principles thereof.

     3. SUCCESSOR AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and representatives, and upon any person, firm, corporation, or organization succeeding to the affairs of either of the parties hereto by way of sale of assets, capital stock, merger, reorganization or any other transaction of any nature whatsoever.

     4. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof, superseding all prior agreements or contemporaneous oral agreements with respect to such matters. This Agreement can not be modified except by a writing signed by the parties hereto.

     5. NO JOINT VENTURE OR PARTNERSHIP. The Parties acknowledge that no joint venture or other partnership relationship is created by the Parties' relationship created by this Agreement and in no event is either Party authorized to incur or bind the other Party on account of any cost or liability, except with the prior written consent of the other Party.

     IN WITNESS WHEREOF, the Parties hereto have hereunto set their hands on the date first above written.

SNIP LINK, L.L.C.                  YOU TOOLS CORPORATION,
                                   DBA
                                   FASTNET

BY:    /s/ Anthony Abate            BY:      /s/ David K. Van Allen
   --------------------------------    -----------------------------------
Anthony Abate, duly authorized               David K. Van Allen, President
       Member